Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with this quarterly filing of DNAPrint genomics, Inc., a Utah corporation (the "Company"), on Form 10QSB for the quarter ending June 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, Monica
Tamborini, Chief Financial Officer of the Company, certify, pursuant toss.906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/Monica Tamborini

Monica Tamborini
Chief Financial Officer
August 14, 2003